Exhibit 10.11

AMENDMENT NO. 1 TO UNIT PURCHASE AGREEMENT

AMENDMENT NO. 1 TO UNIT PURCHASE AGREEMENT (this “Amendment”), dated as of July 6, 2007, among Express Investment Corp., a Delaware corporation (“Buyer”), Limited Brands Store Operations, Inc., a Delaware corporation (“Seller”), Limited Brands, Inc., a Delaware corporation (“Limited Brands”), and Express Holding, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, the parties hereto have entered into a Unit Purchase Agreement dated as of May 15, 2007 (the “Purchase Agreement”);

WHEREAS, Section 14.02(a) of the Purchase Agreement provides that the Purchase Agreement may be amended in writing if signed by each party to the Purchase Agreement; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Section 2. Increase in Units Sold to Buyer. The Purchase Agreement is hereby amended to provide for the sale by Seller to Buyer of additional Units representing 8 1/3% of the aggregate Units of the Company in exchange for the payment by Buyer to Seller of an additional $53,875,000, as follows:

(a) The cover page of the Purchase Agreement and the recitals to the Purchase Agreement are each amended by replacing all references to “66 2/3%” and “33 1/3%” with “75%” and “25%”, respectively.

(b) Section 2.01(a) of the Purchase Agreement is amended by adding the following sentence immediately after the first full sentence set forth therein:

“The aggregate purchase price for the Sold Units is $484,875,000 in cash, payable in installments, with the Closing Purchase Price to be paid at the Closing in accordance with this Section 2.01(a) and Section 2.02(i) and the Installment Purchase Price to be paid on or prior to the Installment Payment Date in accordance with Section 2.01(c).”

(c) Section 2.01(a)(i) of the Purchase Agreement is deleted in its entirety and replaced with the following:

“(i) $431,000,000 in cash from Buyer representing the portion of the purchase price for the Sold Units to be paid at Closing (the “Closing Purchase Price”), plus”

(d) All references to “Purchase Price” in the Purchase Agreement are replaced with the words “Closing Purchase Price”.

(e) Section 2.01 of the Purchase Agreement is amended by inserting a new Section 2.01(c) as follows:

“(c) No later than July 31, 2007 (the “Installment Payment Date”), Buyer shall pay to Seller $53,875,000 (the “Installment Purchase Price”), representing the portion of the purchase price for the Sold Units not paid at Closing. Buyer shall deliver to Seller the Installment Purchase Price in immediately available funds by wire transfer to the account designated by Seller pursuant to Section 2.02(i) with respect to the Closing Purchase Price (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount).”

(f) Section 5.05 of the Purchase Agreement is deleted in its entirety and replaced with the following:

“Section 5.05. Financing. Buyer has and will have prior to the Closing sufficient cash, available lines of credit or other sources of immediately available funds necessary to enable it to pay the Closing Payment at Closing and any other amounts payable by Buyer hereunder when due. Buyer will have on or prior to the Installment Payment Date sufficient cash, available lines of credit or other sources of immediately available funds necessary to enable it to pay the Installment Purchase Price on the Installment Payment Date. As of the date hereof, Buyer has received and furnished a copy to Seller of the equity commitment letter dated as of the date hereof between Golden Gate Private Equity, Inc. and Buyer pursuant to which Golden Gate Private Equity, Inc. has agreed to make an equity commitment to Buyer no later than the Installment Payment Date in an aggregate amount equal to the Installment Purchase Price.”

Section 3. Flexible Spending Account Plan. The third, fourth and fifth sentences of Section 10.03(d) of the Purchase Agreement are hereby deleted in their entirety and replaced with the following:

“As of January 1, 2008, the Company shall establish flexible spending accounts for medical and dependent care expenses under a new or existing plan (“Company’s FSA”) for each Covered Employee who elects to participate in the Company’s FSA. On May 1, 2008 or as soon as practicable thereafter, Seller shall pay to the Company the net aggregate amount of the Covered Employees’ account balances credited under the Seller’s flexible spending account plan (“Seller’s FSA”), if such amount is positive, and the Company shall pay to Seller the net aggregate amount of the Covered Employees’ account balances credited under Seller’s FSA, if such amount is negative.”

Section 4. Indemnification for Liabilities under Employee Benefit Plans. Section 10.03(g) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Except as expressly assumed by the Company under this Section 10.03, Section 10.04 and Section 10.05 or to the extent provided in the Services Agreement, Seller and its Affiliates shall be responsible for and shall indemnify and hold the Company and its Subsidiaries harmless for all liabilities (i) relating to any employee benefit plan (including any and all worker’s compensation claims) currently or formerly maintained or contributed to by Limited Brands, the Company or any Subsidiary or any ERISA Affiliate thereof and (ii) incurred prior to the effectiveness of the Closing with respect to any Company Employee. For purposes of this Section 10.03(g), a worker’s compensation claim shall be “incurred” when the event giving rise to such claim occurred.”

Section 5. Savings and Retirement Plan. Section 10.04(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Effective as of the Closing Date, Limited Brands shall amend each of the tax-qualified defined contribution plans in which Covered Employees participate (the “Seller Savings Plans”) to cause the active participation of each Covered Employee in the Seller Savings Plans to cease as of the end of the payroll period in which the Closing Date occurs.”

Section 6. Replacement of Exhibits. Exhibits A, B, C, D, E, F, G, H, I, J and K to the Purchase Agreement are replaced in their entirety by Exhibits A, B, C, D, E, F, G, H, I, J and K attached hereto, respectively.

Section 7. Defined Term References. Section 1.01(b) of the Purchase Agreement is hereby amended by:

(a) deleting the following from the table set forth therein:

Purchase Price	2.01	(a)

(b) inserting, in the appropriate alphabetical order, the following to the table set forth therein:

Closing Purchase Price	2.01	(a)
Installment Payment Date	2.01	(c)
Installment Purchase Price	2.01	(c)

Section 8. Disclosure Schedule. Section 3.15 of the Disclosure Schedule is hereby amended to replace the table therein titled “Approved PCRs” with the table attached hereto as Annex A.

Section 9. Amendment. Except as expressly set forth in this Amendment, this Amendment shall not constitute an amendment or modification of any other provision of the Purchase Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference contained in the Purchase Agreement shall refer to the Purchase Agreement as amended by this Amendment.

Section 10. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 11. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

EXPRESS INVESTMENT CORP.

By:	/s/ Stefan Kaluzny
	Name:	Stefan Kaluzny
	Title:	President and CEO

LIMITED BRANDS STORE OPERATIONS, INC.

By:	/s/ Timothy J. Faber
	Name:	Timothy J. Faber
	Title:	Senior Vice President - Treasury/Mergers & Acquisitions

LIMITED BRANDS, INC.

By:	/s/ Timothy J. Faber
	Name:	Timothy J. Faber
	Title:	Vice President - Treasury/Mergers & Acquisitions

EXPRESS HOLDING, LLC

By:	Limited Brands Store Operations, Inc., as Member

By:	/s/ Timothy J. Faber
	Name:	Timothy J. Faber
	Title:	Senior Vice President - Treasury/Mergers & Acquisitions

By:	EXP Investments, Inc., as Member

By:	/s/ Douglas L. Williams
	Name:	Douglas L. Williams
	Title:	Senior Vice President - Enterprise General Counsel

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